International Surveillance Services Corp.
Consolidated Financial Statements
As of June 30, 2011 and September 30, 2010 and
For the nine months ended June 30, 2011 and
For the year ended September 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of International Surveillance Services Corp.

We have audited the accompanying consolidated balance sheets of International Surveillance Services Corp. and Subsidiary (collectively the Company) as of June 30, 2011 and September 30, 2010 and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for the nine months ended June 30, 2011 and for the year ended September 30, 2010.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Surveillance Services Corp. as of June 30, 2011 and September 30, 2010, and the consolidated results of its operations, and its cash flows for the nine months ended June 30, 2011 and for the year ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses, negative cash flows from operating activities and has an accumulated deficit.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.
HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
October 20, 2011

INTERNATIONAL SURVEILLANCE SERVICES CORP.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2011 AND SEPTEMBER 30, 2010

	June 30,	September 30,
Assets	2011	2010
Current assets:
Cash	$172,661	$83,852
Accounts receivable	84,338	-
Prepaid commissions	-	90,000
Total current assets	256,999	173,852
Property and equipment, net of accumulated depreciation of $0 and $1,610, respectively	-	1,208
Total assets	$256,999	$175,060

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	$13,371	$-
Related-party accounts payable	150,561	398,968
Accrued payroll taxes	550	-
Deferred revenue	221,062	-
Total current liabilities	385,544	398,968

Total liabilties	385,544	398,968

Stockholder's equity (deficit):
Common stock, $1 par value: 1,000,000 shares authorized; 250,000 shares issued and outstanding	250,000	250,000
Additional paid-in capital	268,148	-
Accumulated other comprehensive income	73,686	58,848
Accumulated deficit	(720,379)	(532,756)
Total equity (deficit)	(128,545)	(223,908)
Total liabilities and stockholder's equity (deficit)	$256,999	$175,060

See accompanying notes to consolidated financial statements.

 INTERNATIONAL SURVEILLANCE SERVICES CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2011 AND FOR THE YEAR ENDED SEPTEMBER 30, 2010

	June 30	September 30,
	2011	2010
Revenues	$222,345	$-

Cost of revenues	107,287	-

Gross profit	115,058	-

Selling, general and administrative expenses	308,329	285,406

Loss from operations	(193,271)	(285,406)

Other income (expense):
Loss on disposal of equipment	(672)	-
Interest income	6,320	39,861
Net loss	$(187,623)	$(245,545)

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURVEILLANCE SERVICES CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED JUNE 30, 2011 AND FOR THE YEAR ENDED SEPTEMBER 30, 2010

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholder's
	Shares	Amount	Capital	Deficit	Income	Equity (Deficit)
Balance as of September 30, 2009	250,000	$250,000	$-	$(287,211)	$54,172	$16,961

Net loss	-	-	-	(245,545)	-	(245,545)

Gain on foreign currency translation	-	-	-	-	4,676	4,676

Compehensive loss	-	-	-	-	-	(240,869)

Balance as of September 30, 2010	250,000	250,000	-	(532,756)	58,848	(223,908)

Net loss	-	-	-	(187,623)	-	(187,623)

Gain on foreign currency translation	-	-	-	-	14,838	14,838

Compehensive loss	-	-	-	-	-	(172,785)

Acceptance of related party payable as a contribution to the Company	-	-	404,872	-	-	404,872

Settlement of expenses between the Company and SecureAlert, Inc.	-	-	(136,724)	-	-	(136,724)

Balance as of June 30, 2011	250,000	$250,000	$268,148	$(720,379)	$73,686	$(128,545)

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURVEILLANCE SERVICES CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED JUNE 30, 2011 AND FOR THE YEAR ENDED SEPTEMBER 30, 2010

	June 30,	September 30,
	2011	2010

Cash flows from operating activities:
Net loss	$(187,623)	$(245,545)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	536	715
Loss on disposal of equipment	672	-
Change in assets and liabilities:
Prepaid expenses	90,000	-
Accounts payable	13,371	-
Related-party accounts payable	156,465	134,142
Accrued expenses	550	(700)
Net cash used in operating activities	73,971	(111,388)

Cash flow from investing activities:	-	-

Cash flow from financing activities:	-	-

Effect of exchange rate changes	14,838	4,676

Net increase (decrease) in cash	88,809	(106,712)
Cash, beginning of year	83,852	190,564
Cash, end of year	$172,661	$83,852

Supplemental schedule of non-cash investing and financing activities:
Acceptance of related party payable as a contribution to the Company	$404,872	$-
Settlement of expenses between the Company and SecureAlert, Inc.	136,724	-

See accompanying notes to consolidated financial statements.

INTERNATIONAL SURVEILLANCE SERVICES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Nature of Operations

General

International Surveillance Services Corp. (the Company) was organized on June 13, 2008 under the laws of the Commonwealth of Puerto Rico.  However, certain organizational costs were incurred since October 19, 2007 (inception date) by the stockholder and a related party on behalf of the Company.  The Company is engaged as a distributor of electronic monitoring solutions and services in Central America, South America, and the Caribbean.

Going Concern

The Company has incurred recurring net losses for the nine months ended June 30, 2011 and for the year ended September 30, 2010 and a trend of negative cash flows from operating activities that is expected to continue in future periods.  In addition, the Company had negative working capital of $128,545 and $225,116 and accumulated deficits of $720,379 and $532,576 as of June 30, 2011 and September 30, 2010, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for the Company to continue as a going concern, it must generate positive cash flows from operating activities and obtain the necessary funding to meet its projected capital investment requirements. Management’s plans with respect to this uncertainty include expanding its market for its electronic monitoring service.  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay debts.  If the Company is unable to increase cash flows from operating activities or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

(2)	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of International Surveillance Services Corp. and its subsidiary, International Surveillance Services of Brazil (collectively, the “Company”).  All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk

In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Accordingly, the Company performs ongoing credit evaluations of its customers' financial condition.  Based upon the expected collectability of its accounts receivable, the Company maintains no allowance for doubtful accounts.

Two customers represented all of the Company’s revenues for the nine months ended June 30, 2011. The two customers accounted for 59.8% and 40.2%, respectively.  The Company has not evaluated the effect the loss of either of these customer would have on the future financial performance of the Company.

Cash Equivalents

The Company has cash in bank accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.

Cash equivalents consist of investments with original maturities to the Company of three months or less.  The Company had no cash and cash equivalents in excess of federally insured limits as of June 30, 2011 and September 30, 2010, respectively.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables and changes in payment histories.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when cash is received.  A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the Company within its normal terms.  Interest income is not recorded on trade receivables that are past due, unless that interest is collected.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is determined using the straight-line method over the estimated useful lives of the assets, typically three to seven years.  Expenditures for maintenance and repairs are expensed while renewals and improvements are capitalized.

Property and equipment to be disposed of is reported at the lower of the carrying amount or fair value, less the estimated costs to sell and any gains or losses are included in the results of operations.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned, which normally occurs when it has persuasive evidence of an arrangement, the product or service has been provided to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Advance billings are deferred and recognized as the related services are performed.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expense for the nine months ended June 30, 2011, and year ended September 30, 2010 was $0.

Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized.  Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.  Interest and penalties related to income tax liabilities, when incurred, are classified in interest expense and income tax provision, respectively.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted when new information becomes available or when positions are effectively settled. The Company had no liability for unrecognized tax benefits based on tax positions related to the nine months ended June 30, 2011 or the year ended September 30, 2010.

(3)         Prepaid Commissions

During the year ended September 30, 2008, the Company entered into an agreement where it would pay commissions to one of its employees in advance of receiving revenues in the amount of $2,500 bi-monthly.  As of June 30, 2011 and September 30, 2010, the balance of the prepaid commissions was $0 and $90,000, respectively.

(4)         Property and Equipment

Property and equipment consisted of the following as of June 30, 2011 and September 30, 2010, respectively:
	2011	2010
Software	$-	$1,138
Furniture and fixtures	-	1,680
Total property and equipment	-	2,818
Accumulated depreciation	-	(1,610)
Property and equipment, net of accumulated depreciation	$-	$1,208

During the nine months ended June 30, 2011 and year ended September 30, 2010, the Company disposed of net property and equipment of $672 and $0, respectively. Depreciation expense for the nine months ended June 30, 2011 and year ended September 30, 2010 was $536 and $715, respectively.

(5)         Deferred Revenue

On June 30, 2011, the Company entered into an agreement with SecureAlert, Inc. (“SecureAlert”) wherein the parties agreed to settle amounts due to each other prior to the Company selling all issued and outstanding common stock to SecureAlert which became effective on July 1, 2011 (see Note 7). As a part of the agreement, SecureAlert agreed to include $221,062 of previously incurred expenses as part of the purchase price of the Company.

(6)         Income Taxes

At June 30, 2011, the Company had net carryforward losses available to offset future taxable income of $720,379 which result in a potential deferred tax asset of approximately $144,076. However, an allowance has been recorded covering the total amount of such balance as, in management’s opinion, it is uncertain whether the net operating losses can be used to offset future taxable income before their expiration dates through June 30, 2031.

(7)	Related-Party Transactions

During the nine months ended June 30, 2011 and the year ended September 30, 2010, the shareholder of the Company paid $6,465 and $4,141, respectively, of expenses on behalf of the Company and provided $150,000 and $130,000 of cash, respectively, for expenses to continue operations.  These expenses and proceeds were provided with no repayment terms.  As of June 30, 2011 and September 30, 2010 the Company’s related-party payable balances include $0 and $248,407, respectively, payable to this related-party.  As of June 30, 2011, the Company agreed to accept the $404,872 outstanding payable to its shareholder as a contribution to the Company.

The Company’s related-party payable balance also includes $150,561 due to an officer of the Company as of June 30, 2011 and September 30, 2010, respectively, for expenses paid on the Company’s behalf and $125,000 in cash provided for the initial investment in International Surveillance Services of Brazil during a prior period.

On June 30, 2011, the Company entered into an agreement with SecureAlert wherein the parties agreed to settle amounts due to each other prior to the Company selling all issued and outstanding common stock to SecureAlert which became effective on July 1, 2011 (see Note 8). The net settlement expense recognized on behalf of the Company for the nine months ended June 30, 2011 was $136,724, which consists of $221,062 in previously incurred expenses less an $84,338 receivable given to the Company as part of the settlement agreement, also resulting in $10,000 of cash transferable to SecureAlert upon execution of the purchase agreement.

(8)	Subsequent Events

On August 4, 2011, with an effective date of July 1, 2011, SecureAlert acquired all of the issued and outstanding common stock of the Company. In consideration for the transfer and sale of the shares of the Company, SecureAlert paid the following consideration:

1.	62,000,000 restricted shares of SecureAlert’s common stock, $0.0001 par value per share, valued at the current market price of approximately $0.08 per share, or $4,960,000; and

2.
A royalty payable for 20 years pursuant to the terms of a Royalty Agreement dated August 4, 2011 (the “Royalty Agreement”), in an amount equal to 20 percent of the net revenues (defined in the Royalty Agreement) from the sale or lease of SecureAlert’s products and services within the Territory.  The royalty payments are due quarterly and the term of the Royalty Agreement expires June 30, 2031.